                                                                       Exhibit 2


                                MERGER AGREEMENT

                THIS MERGER AGREEMENT dated as of May 7, 2001.

B E T W E E N:

                CAMPBELL RESOURCES INC., a corporation incorporated pursuant to the provisions of the Canada Business Corporations Act

                (hereinafter referred to as "Campbell")

                - and -

                GEONOVA EXPLORATIONS INC., a corporation incorporated pursuant to the provisions of the Canada Business Corporations Act

                (hereinafter referred to as "GeoNova")

                - and -

                MSV RESOURCES INC., a corporation incorporated pursuant to the provisions of the Companies Act (Quebec)

                (hereinafter referred to as "MSV")

                WITNESSES THAT:

                WHEREAS each of Campbell, GeoNova and MSV proposes to convene a meeting of its shareholders to approve the Merger;

                AND WHEREAS, upon the Merger becoming effective, the shares of each of GeoNova and MSV will be exchanged for Campbell Shares, Campbell will reserve a number of Campbell Shares for issue to the holders of certain contractual rights to acquire shares of MSV or GeoNova, Campbell will issue Campbell Shares in exchange for the reduction of certain royalty commitments, Campbell will increase the number of Campbell Shares reserved for issuance pursuant to the Employee Incentive Plan and the Directors' Stock Option Plan and the location of Campbell's registered office will be changed, all in accordance with the provisions of this Agreement;

                NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:


                         DEFINITIONS AND INTERPRETATION

SECTION 1.01    DEFINITIONS

                In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

        (a) "Agreement" means this merger agreement including the exhibits hereto as the same may be supplemented or amended from time to time;

        (b) "Articles of Amendment" mean the articles of amendment to be filed under the Companies Act to effect the Quebec Arrangement on the Effective Date;

        (c) "Business Day" means a day which is not a Saturday, Sunday or statutory holiday;

        (d) "Campbell" means Campbell Resources Inc., a corporation incorporated pursuant to the provisions of the CBCA;

        (e) "Campbell Shares" means the common shares which Campbell is authorized to issue, as the same are constituted on the date hereof;

        (f)     "CBCA Arrangement" means the plan of arrangement attached as
Exhibit I hereto, as amended from time to time;

        (g) "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

        (h)     "Charter Documents" means articles and by-laws;

        (i)     "Court" means the Superior Court of Quebec, District of
Montreal;

        (j) "Effective Date" means the concurrent date set forth in the certificates of arrangement to be issued by the Director under the CBCA to each of Campbell and GeoNova giving effect to the CBCA Arrangement and on the certificate of amendment to be issued by the Inspector General of Financial Institutions under the Quebec Act giving effect to the Quebec Arrangement;

        (k) "Final Order" means the final order of the Court approving the Merger;

        (l) "GeoNova" means GeoNova Explorations Inc., a corporation incorporated under the provisions of the CBCA;

        (m) "GeoNova Shares" means the common shares which GeoNova is authorized to issue, as the same are constituted on the date hereof;

        (n) "GeoNova Transaction Options" has the meaning given to that term in the Proxy Circular;

        (o) "Interim Order" means the interim order of the Court concerning the Merger;

        (p) "Meetings" means the special meeting or annual and special meeting, of the shareholders of the Participating Corporations to be held, among other things, to consider and, if deemed advisable, to approve the Merger;

        (q) "Merger" means the transactions contemplated herein to effect the merger of the Participating Corporations by means of the CBCA Arrangement and the Quebec Arrangement, collectively;

        (r) "MSV" means MSV Resources Inc., a corporation incorporated pursuant to the provisions of the Quebec Act;

        (s) "MSV Shares" means the common shares which MSV is authorized to issue, as the same are constituted on the date hereof;

        (t) "MSV Transaction Options" has the meaning given to that term in the Proxy Circular;

        (u) "Participating Corporations" means Campbell, GeoNova and MSV collectively;

        (v) "Person" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

        (w) "Proxy Circular" means the joint management proxy circular of the Participating Corporations to be sent to the shareholders of each of the Participating Corporations in connection with the Meetings;

        (x)     "Quebec Act" means the Companies Act (Quebec);

        (y) "Quebec Arrangement" means the plan of arrangement attached to this Agreement as exhibit II, as amended from time to time;

        (z)     "Repadre" means Repadre Capital Corporation; and

        (aa) "Subsidiary" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary.

SECTION 1.02    INTERPRETATION NOT AFFECTED HEADING

                The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof', "herein", "hereunder" and similar expressions refer to this Agreement and the exhibit hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.03    NUMBER AND GENDER

                Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

SECTION 1.04    DATE FOR ANY ACTION

                In the event that any date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

SECTION 1.05    MATERIAL AND MATERIAL ADVERSE EFFECT

                In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of such entity or group of entities, taken as a whole. In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is, or is reasonably likely to be, adverse, in a material way, to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations or prospects of such party and its Subsidiaries, taken as a whole, but shall not include or be deemed to result from any change in the market value of Campbell Shares, GeoNova Shares or MSV Shares or any adverse effect resulting from changes in general economic conditions or conditions generally affecting gold prices.

                                     MERGER

SECTION 2.01    MERGER

                The Participating Corporations agree to carry out the Merger pursuant to the terms and subject to the conditions contained in this Agreement.

SECTION 2.02    EFFECTIVE TIME OF MERGER

                The Merger shall become effective at 12:01 a.m. on the Effective Date.

SECTION 2.03    FILING OF ARTICLES OF ARRANGEMENT AND ARTICLES OF AMENDMENT

                Subject to the rights of termination contained in Article Six hereof, the shareholders of each of the Participating Corporations approving the Merger by special resolution and the Participating Corporations obtaining the Final Order, Campbell and GeoNova shall jointly file with the Director under the CBCA articles of arrangement, in duplicate, together with such other documents as may be required in order to effect the CBCA Arrangement and MSV shall file the articles of amendment under the Quebec Act, together with such other documents as may be required in order to effect the Quebec Arrangement.

SECTION 2.04    QUEBEC ARRANGEMENT

                Upon the Effective Date, pursuant to the Quebec Arrangement, each of the following shall occur:

        (a) the Articles of Incorporation of MSV will be amended to permit the exchange of MSV Shares for Campbell Share on the basis of one Campbell share for every 4.1 MSV Shares;

        (b) all MSV Shareholders will exchange their MSV Shares for Campbell Shares on the foregoing basis; and

        (c) the holders of MSV Transaction Options will become entitled to receive Campbell Shares in lieu of MSV Shares on the foregoing basis.

SECTION 2.06    CBCA ARRANGEMENT

                Upon the Effective Date, pursuant to the CBCA Arrangement, each of the following shall occur:

        (a) the shareholders of GeoNova will exchange their GeoNova Shares for Campbell Shares on the basis of one Campbell Share for every 10 GeoNova Shares;

        (b) Campbell will reserve up to a maximum of 1,466,667 Campbell Shares for issue to the holders of certain contractual rights to acquire GeoNova Transaction Options who become entitled to receive Campbell Shares in lieu of GeoNova Shares on the basis of one Campbell Share for every 10 GeoNova Shares;

        (c) Campbell will issue 800,000 Campbell Shares to Repadre in exchange for a reduction of the royalty owing to Repadre on the production from the Joe Mann Mine;

        (d) the location of Campbell's registered office will be changed to Montreal, Quebec.

        (e) Campbell will increase the maximum number of Campbell Shares reserved for issuance pursuant to the Employee Incentive Plan and the Directors' Stock Option Plan by 1,024,000 and 500,000, respectively.

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01    REPRESENTATIONS AND WARRANTIES OF CAMPBELL

                Campbell hereby represents and warrants to and in favour of GeoNova and MSV that:

        (a) Campbell has been duly incorporated and is a valid and subsisting corporation under the provisions of the CBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Campbell;

        (b) as of the date hereof the issued and outstanding share capital of Campbell consists of 15,788,628 Campbell Shares, all of which are outstanding as fully paid and non-assessable shares;

        (c) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of Campbell and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Campbell, enforceable against Campbell in accordance with its terms;

        (d) Campbell is a reporting issuer not in default under the Securities Act (Ontario) and the equivalent provisions of the securities acts of the other provinces of Canada;

        (e) the Campbell Shares are listed and posted for trading on The Toronto Stock Exchange and The New York Stock Exchange and Campbell is not in default of any requirements, rules or regulations of The Toronto Stock Exchange or The New York Stock Exchange or Campbell's listing agreement with The Toronto Stock Exchange;

        (f) Campbell does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating Campbell to issue any additional shares, or other securities, except as disclosed in the Proxy Circular;

        (g) the audited consolidated financial statements of Campbell for the financial year ended December 31, 2000 present fairly the consolidated financial condition and results of operations of Campbell as at such date and for the financial year then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

        (h) since December 31, 2000, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Campbell on a consolidated basis from that shown in the audited consolidated financial statements of Campbell as at December 31, 2000, except as disclosed in the Proxy Circular;

        (i) each of Campbell and its Subsidiaries is the beneficial owner of the properties and assets described as being owned by it in the Proxy Circular with good and marketable title thereto free and clear of material encumbrances, except as disclosed in the Proxy Circular and, in particular, Campbell is the beneficial owner of the shares of its Subsidiaries as described in the Proxy Circular with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, except as disclosed in the Proxy Circular;

        (j) none of Campbell or any of its Subsidiaries has any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in its audited consolidated financial statements for the financial year ended December 31, 2000, except liabilities and obligations incurred in the ordinary course of its business since December 31, 2000, which liabilities and obligations in the aggregate will not have a Material Adverse Effect on Campbell, and there are reasonable grounds for believing that (i) Campbell is able to pay its liabilities as they become due, (ii) after giving effect to the reduction of its stated capital contemplated in the Proxy Circular, the realizable value of Campbell's assets will not be less than the aggregate of its liabilities and stated capital of all classes and (iii) no creditor will be prejudiced by the Merger;

        (k) each of the Subsidiaries of Campbell is a validly incorporated and subsisting corporation under the laws of its jurisdiction of incorporation with full power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licensed or otherwise qualified in each jurisdiction in which its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Campbell;

        (l) there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Campbell, or any of its Subsidiaries, instituted, pending or, to the knowledge of Campbell, or any of its Subsidiaries, threatened against or affecting Campbell, or any of its Subsidiaries, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgement, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of Campbell or any of its Subsidiaries, threatened, against Campbell, or any of its Subsidiaries, which would prevent or materially hinder the consummation of the Merger or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any judgement or liability, whether or not covered by insurance, or which in the aggregate would have a Material Adverse Effect on Campbell;

        (m) Campbell has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of Campbell or any of its Subsidiaries has disposed of any of its properties or assets or incurred any material indebtedness except for dividends paid in the ordinary course of business as described in the Proxy Circular;

        (n) since December 31, 2000, (i) the business of Campbell and its Subsidiaries has been conducted in the usual, ordinary and regular course and in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction; (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is reasonably likely to have a Material Adverse Effect on Campbell, has been received; and (iii) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect on Campbell;

        (o) each contract or agreement between Campbell or any of its Subsidiaries and any other Person which relates to the ownership, use or operation of a material portion of the business, properties or assets of Campbell and its Subsidiaries on a consolidated basis, is in full force and effect and, to the best of the knowledge and belief of Campbell, is valid, binding and enforceable against each of the other parties thereto in accordance with its terms and no breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for breaches or defaults which could not reasonably be expected to have a Material Adverse Effect on Campbell;

        (p) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both

        (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgement or decree applicable to Campbell or any of its Subsidiaries,

        (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of Campbell or any of its Subsidiaries,

        (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, contract, indenture, deed of trust, mortgage, bond, licence, permit, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which Campbell or any of its Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject, or

        (iv) result in the cancellation, suspension or alteration in the terms of any material licence, permit or authority held by Campbell or any of its Subsidiaries, or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of Campbell or any of its Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgement, order, decree or award or give to any other Person any interest or rights, including rights of purchase, rights of first refusal, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgement, order, decree or award or give rise to any acceleration of indebtedness or cause any indebtedness to come due before its stated maturity;

        (q) Campbell has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby, other than as described in the Proxy Circular;

        (r) the Proxy Circular does not contain an untrue statement of a material fact concerning Campbell and does not omit to state a material fact concerning Campbell that was required to be stated or that is necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made;

        (s) each of Campbell and its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business (including, without limitation, any law, rule, regulation, by-law or ordinance relating to health and safety, reclamation, the environment, or the use of disposition of any hazardous, toxic or radioactive substance or any other substance designated by a similar term under any law, rule, regulation, by-law or ordinance) except where failure to so comply will not have a Material Adverse Effect on Campbell, and each of Campbell and its Subsidiaries has all licences, permits, order or approvals of, and has made all required registrations, with, any governmental or regulatory body that is required in connection with the ownership of its assets or the conduct of its operations, except where the failure to so obtain such licences, permits, orders or approvals, or make such registrations, will not have a Material Adverse Effect on Campbell, and each of Campbell and its Subsidiaries has fully complied with and is in compliance with all such licences, permits, orders, approvals and registrations, except where the failure to so comply will not have a Material Adverse Effect on Campbell;

        (t)     no shareholders rights plan exists in relation to the Campbell
Shares;

        (u) there is no material fact or material change in relation to or affecting the general affairs (including the business, operations, assets, capital or ownership), management, financial position, shareholders' equity or results of operation of Campbell which has not been disclosed as required by applicable securities law and there has been no development involving such a material fact or material change since December 31, 2000 which has not been disclosed by Campbell publicly by means of a press release;

        (v) there is no material environmental liability, nor factors likely to give rise to any material environmental liability, affecting any of the properties or assets of Campbell or any of its Subsidiaries apart from those disclosed in the Proxy Circular that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Campbell; and

        (w) neither Campbell nor any of its Subsidiaries have materially violated or materially infringed any environmental law now or previously in effect, other than as disclosed in the Proxy Circular or other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Campbell.

SECTION 3.02    REPRESENTATIONS AND WARRANTIES OF GEONOVA

                GeoNova hereby represents and warrants to and in favour of Campbell and MSV that:

        (a) GeoNova has been duly incorporated and is a valid and subsisting corporation under the provisions of the CBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on GeoNova;

        (b) as of the date hereof, the issued and outstanding shares of GeoNova consist of 39,190,456 GeoNova Shares, all of which are outstanding as fully paid and non-assessable shares;

        (c) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of GeoNova and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of GeoNova, enforceable against GeoNova in accordance with its terms;

        (d) GeoNova is a reporting issuer not in default under the Securities Act (Ontario) and the equivalent provisions of the securities acts of the other provinces of Canada;

        (e) the GeoNova Shares are listed and posted for trading on the Montreal Exchange and GeoNova is not in default of any requirements, rules or regulations of the Montreal Exchange;

        (f) GeoNova does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating GeoNova to issue any additional shares or other securities, except as disclosed in the Proxy Circular;

        (g) the audited consolidated financial statements of GeoNova for the financial year ended April 30, 2000 present fairly the consolidated financial condition and results of operations of GeoNova as at such date and for the financial year then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

        (h) since April 30, 2000, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of GeoNova on a consolidated basis from that shown in the audited consolidated financial statements of GeoNova as at April 30, 2000, except as disclosed in the Proxy Circular;

        (i) each of GeoNova and its Subsidiaries is the beneficial owner of the properties and assets described as being owned by it in the Proxy Circular with good and marketable title thereto free and clear of material encumbrances, except as disclosed in the Proxy Circular, and, in particular, GeoNova is the beneficial owner of the shares of its Subsidiaries as described in the Proxy Circular with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, except as disclosed in the Proxy Circular;

        (j) none of GeoNova or any of its Subsidiaries has any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in its audited consolidated financial statements for the financial year ended April 30, 2000, except liabilities and obligations incurred in the ordinary course of business since April 30, 2000, which liabilities and obligations in the aggregate will not have a Material Adverse Effect on GeoNova, and there are reasonable grounds for believing that (i) GeoNova is able to pay its liabilities as they become due,
(ii) after giving effect to the reduction of its stated capital contemplated in the Proxy Circular, the realizable value of GeoNova's assets will not be less than the aggregate of its liabilities and stated capital of all classes and
(iii) no creditor will be prejudiced by the Merger;

        (k) each of the Subsidiaries of GeoNova is a validly incorporated and subsisting corporation under the laws of its jurisdiction of incorporation with full power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licensed or otherwise qualified in each jurisdiction in which its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on GeoNova;

        (l) there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of GeoNova or any of its Subsidiaries, instituted, pending, or, to the knowledge of GeoNova, threatened against or affecting GeoNova or any of its Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of GeoNova, threatened against GeoNova or any of its Subsidiaries, which would prevent or materially hinder the consummation of the Merger or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any judgment or liability, whether or not covered by insurance, or which in the aggregate would have a Material Adverse Effect on GeoNova;

        (m) GeoNova has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of GeoNova or any of its Subsidiaries has disposed of any of its properties or assets or incurred any material indebtedness except for dividends paid in the ordinary course of business as described in the Proxy Circular;

        (n) since April 30, 2000, (i) the business of GeoNova and its Subsidiaries has been conducted in the usual, ordinary and regular course and in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction; (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise, which has had or is reasonably likely to have a Material Adverse Effect on GeoNova, has been received; and (iii) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect on GeoNova;

        (o) each contract or agreement between GeoNova or any of its Subsidiaries and any other Person which relates to the ownership, use or operation of a material portion of the business, properties or assets of GeoNova and its Subsidiaries on a consolidated basis is in full force and effect and, to the best of the knowledge and belief of GeoNova is valid, binding and enforceable against each of the other parties thereto in accordance with its terms and no breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for breaches or defaults which could not reasonably be expected to have a Material Adverse Effect on GeoNova;

        (p) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both

        (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to GeoNova or any of its Subsidiaries,

        (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of GeoNova or any of its Subsidiaries,

        (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, contract, indenture, deed of trust, mortgage, bond, licence, permit, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which GeoNova or any of its Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject, or

        (iv) result in the cancellation, suspension or alteration in the terms of any material licence, permit or authority held by GeoNova or any of its Subsidiaries, or in the creation of any lien, charge, security interest or encumbrance upon any material assets of GeoNova or any of its Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgement, order, decree or award or give to any other Person any interest or rights, including rights of purchase, rights of first refusal, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgement, order, decree or award or give rise to any acceleration of indebtedness or cause any indebtedness to come due before its stated maturity;

        (q) GeoNova has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby, other than as described in the Proxy Circular;

        (r) the Proxy Circular does not contain an untrue statement of a material fact concerning GeoNova and does not omit to state a material fact concerning GeoNova that was required to be stated or that is necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made;

        (s) each of GeoNova and its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business (including, without limitation, any law, rule, regulation, by-law or ordinance relating to health and safety, reclamation, the environment, or the use of disposition of any hazardous, toxic or radioactive substance or any other substance designated by a similar term under any law, rule, regulation, by-law or ordinance) except where failure to so comply will not have a Material Adverse Effect on GeoNova, and each of GeoNova and its Subsidiaries has all licences, permits, order or approvals of, and has made all required registrations, with, any governmental or regulatory body that is required in connection with the ownership of its assets or the conduct of its operations, except where the failure to so obtain such licences, permits, orders or approvals, or make such registrations, will not have a Material Adverse Effect on GeoNova, and each of GeoNova and its Subsidiaries has fully complied with and is in compliance with all such licences, permits, orders, approvals and registrations, except where the failure to so comply will not have a Material Adverse Effect on GeoNova;

        (t)     no shareholders rights plan exists in relation to the GeoNova
Shares;

        (u) there is no material fact or material change in relation to or affecting the general affairs (including the business, operations, assets, capital or ownership), management, financial position, shareholders' equity or results of operation of GeoNova which has not been disclosed as required by applicable securities law and there has been no development involving such a material fact or material change since April 30, 2000 which has not been disclosed by GeoNova publicly by means of a press release;

        (v) there is no material environmental liability, nor factors likely to give rise to any material environmental liability, affecting any of the properties or assets of GeoNova or any of its Subsidiaries apart from those disclosed in the Proxy Circular that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on GeoNova; and

        (w) neither GeoNova nor any of its Subsidiaries have materially violated or materially infringed any environmental law now or previously in effect, other than as disclosed in the Proxy Circular or other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on GeoNova.

SECTION 3.03    REPRESENTATIONS AND WARRANTIES OF MSV

                MSV hereby represents and warrants to and in favour of GeoNova and Campbell that:

        (a) MSV has been duly incorporated and is a valid and subsisting corporation under the provisions of the Quebec Act has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on MSV;

        (b) as of the date hereof; the issued and outstanding share capital of MSV consists of 44,657,533 MSV Shares, all of which are outstanding as fully paid and non-assessable shares;

        (c) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of MSV and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Campbell, enforceable against MSV in accordance with its terms;

        (d) MSV is a reporting issuer not in default under the Securities Act (Quebec) and the equivalent provisions of the securities acts of the other provinces of Canada;

        (e) the MSV Shares are listed and posted for trading on The Toronto Stock Exchange and MSV is not in default of any requirements, rules or regulations of The Toronto Stock Exchange or MSV's listing agreement with The Toronto Stock Exchange;

        (f) MSV does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating MSV to issue any additional shares, or other securities, except as disclosed in the Proxy Circular;

        (g) the audited consolidated financial statements of MSV for the financial year ended December 31, 2000 present fairly the consolidated financial condition and results of operations of Campbell as at such date and for the financial year then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

        (h) since December 31, 2000, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of MSV on a consolidated basis from that shown in the audited consolidated financial statements of MSV as at December 31, 2000, except as disclosed in the Proxy Circular;

        (i) each of MSV and its Subsidiaries is the beneficial owner of the properties and assets described as being owned by it in the Proxy Circular with good and marketable title thereto free and clear of material encumbrances, except as disclosed in the Proxy Circular and, in particular, MSV is the beneficial owner of the shares of its Subsidiaries as described in the Proxy Circular with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, except as disclosed in the Proxy Circular;

        (j) none of MSV or any of its Subsidiaries has any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in its audited consolidated financial statements for the financial year ended December 31, 2000, except liabilities and obligations incurred in the ordinary course of its business since December 31, 2000, which liabilities and obligations in the aggregate will not have a Material Adverse Effect on MSV, and there are reasonable grounds for believing that (i) MSV is able to pay its liabilities as they become due and
(ii) no creditor will be prejudiced by the Merger;

        (k) each of the Subsidiaries of MSV is a validly incorporated and subsisting corporation under the laws of its jurisdiction of incorporation with full power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licensed or otherwise qualified in each jurisdiction in which its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on MSV;

        (l) there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of MSV, or any of its Subsidiaries, instituted, pending or, to the knowledge of MSV, or any of its Subsidiaries, threatened against or affecting MSV, or any of its Subsidiaries, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of MSV or any of its Subsidiaries, threatened, against MSV, or any of its Subsidiaries, which would prevent or materially hinder the consummation of the Merger or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any judgment or liability, whether or not covered by insurance, or which in the aggregate would have a Material Adverse Effect on MSV;

        (m) MSV has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of MSV or any of its Subsidiaries has disposed of any of its properties or assets or incurred any material indebtedness except for dividends paid in the ordinary course of business as described in the Proxy Circular;

        (n) since December 31, 2000, (i) the business of MSV and its Subsidiaries has been conducted in the usual, ordinary and regular course and in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction; (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is reasonably likely to have a Material Adverse Effect on MSV, has been received; and (iii) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect on MSV;

        (o) each contract or agreement between MSV or any of its Subsidiaries and any other Person which relates to the ownership, use or operation of a material portion of the business, properties or assets of MSV and its Subsidiaries on a consolidated basis, is in full force and effect and, to the best of the knowledge and belief of MSV, is valid, binding and enforceable against each of the other parties thereto in accordance with its terms and no breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for breaches or defaults which could not reasonably be expected to have a Material Adverse Effect on MSV;

        (p) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both

        (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgement or decree applicable to MSV or any of its Subsidiaries,

        (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of MSV or any of its Subsidiaries,

        (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, contract, indenture, deed of trust, mortgage, bond, licence, permit, covenant, undertaking, commitment, instrument, judgement, order, decree or award to which MSV or any of its Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject, or

        (iv) result in the cancellation, suspension or alteration in the terms of any material licence, permit or authority held by MSV or any of its Subsidiaries, or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of MSV or any of its Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any interest or rights, including rights of purchase, rights of first refusal, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give rise to any acceleration of indebtedness or cause any indebtedness to come due before its stated maturity;

        (q) MSV has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby, other than as described in the Proxy Circular;

        (r) the Proxy Circular does not contain an untrue statement of a material fact concerning MSV and does not omit to state a material fact concerning MSV that was required to be stated or that is necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made;

        (s) each of MSV and its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business (including, without limitation, any law, rule, regulation, by-law or ordinance relating to health and safety, reclamation, the environment, or the use of disposition of any hazardous, toxic or radioactive substance or any other substance designated by a similar term under any law, rule, regulation, by-law or ordinance) except where failure to so comply will not have a Material Adverse Effect on MSV, and each of MSV and its Subsidiaries has all licences, permits, order or approvals of, and has made all required registrations, with, any governmental or regulatory body that is required in connection with the ownership of its assets or the conduct of its operations, except where the failure to so obtain such licences, permits, orders or approvals, or make such registrations, will not have a Material Adverse Effect on Campbell, and each of Campbell and its Subsidiaries has fully complied with and is in compliance with all such licences, permits, orders, approvals and registrations, except where the failure to so comply will not have a Material Adverse Effect on MSV;

        (t)     no shareholders rights plan exists in relation to the MSV
Shares;

        (u) there is no material fact or material change in relation to or affecting the general affairs (including the business, operations, assets, capital or ownership), management, financial position, shareholders' equity or results of operation of MSV which has not been disclosed as required by applicable securities law and there has been no development involving such a material fact or material change since December 31, 2000 which has not been disclosed by MSV publicly by means of a press release;

        (v) there is no material environmental liability, nor factors likely to give rise to any material environmental liability, affecting any of the properties or assets of MSV or any of its Subsidiaries apart from those disclosed in the Proxy Circular that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on MSV; and

        (w) neither MSV nor any of its Subsidiaries have materially violated or materially infringed any environmental law now or previously in effect other than as disclosed in the Proxy Circular or other than such violations or infringements that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on MSV.


                                    COVENANTS

SECTION 4.01    COVENANTS OF CAMPBELL

                Campbell hereby covenants and agrees with GeoNova and MSV as follows:

        (a) Campbell and its Subsidiaries will carry on business in the ordinary course and will not enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement or in the Proxy Circular;

        (b) Campbell will not, and will not permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in Section 3.01 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement or in the Proxy Circular, and, without limiting the generality of the foregoing, Campbell will not, and will not permit any of its subsidiaries to,

        (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

        (ii) issue any shares or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor, or

        (iii) increase or decrease its paid-up capital, except as contemplated in the Proxy Circular;

        (c) Campbell will not, and will not permit any of its Subsidiaries to, alter or amend its Charter Documents as the same exist at the date of this Agreement, except as contemplated in the Proxy Circular;

        (d) Campbell will not, and will not permit any of its Subsidiaries to, engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on Campbell or the Merger, other than in the ordinary course of business, except for transactions with or between and obligations to wholly-owned Subsidiaries of Campbell;

        (e) Campbell will convene the appropriate special shareholders' meeting on a date mutually convenient to each of the Participating Corporations and will solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Merger and the other matters incidental to the Merger;

        (f) Campbell will, in a timely and expeditious manner, file the Proxy Circular in all jurisdictions where it is required to be filed and mail the same to its shareholders in accordance with applicable law and in accordance with the Interim Order;

        (g) Campbell will do all such other acts and things as may be necessary or required in order to give effect to the Merger and, without limiting the generality of the foregoing, Campbell will use its best efforts to obtain

        (i) the approvals of the shareholders of Campbell required for the implementation of the Merger,

        (ii)            the Final Order as provided in Section 4.04 hereof, and

        (iii) such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Merger, including those referred to in Section 5.01 hereof;

        (h) Campbell will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the Effective Date;

        (i) Campbell will not, nor will it authorize or permit any officer, director, employee, investment banker, attorney or other advisor or representative of Campbell or any of its Subsidiaries to, enter into any agreement with any Person relating to the acquisition of any outstanding or unissued Campbell Shares or any form of business combination or solicit or initiate any proposals or offers from any Person, entertain or enter into discussions or negotiations with or provide information relating to Campbell or any of its Subsidiaries in connection with the acquisition or disposition of any securities of Campbell or any of its Subsidiaries or any business combination, restructuring, refinancing, sale of any material assets or part thereof of Campbell or any of its Subsidiaries or any take-over bid, reorganization, recapitalization, liquidation or winding-up of or other similar transaction involving Campbell or any of its Subsidiaries provided that the foregoing shall not prevent the directors of Campbell, to the extent required to satisfy their fiduciary obligations, as determined in good faith by them based on the opinion of outside counsel, from responding as required by law to an unsolicited proposal received from other Persons; and

        (j) take and cause its Subsidiaries to take all such action as may be required to maintain its interests in the property and assets owned or held by it or them and to comply with all applicable laws, rules, regulations and governmental orders and decrees relating to such property and assets.

SECTION 4.02    COVENANTS OF GEONOVA

                GeoNova hereby covenants and agrees with Campbell and MSV as follows:

        (a) GeoNova and its Subsidiaries will carry on business in the ordinary course and will not enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement or in the Proxy Circular;

        (b) GeoNova will not, and will not permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material respect any of the representations and warranties set forth in Section 3.02 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, as contemplated in this Agreement or in the Proxy Circular, and, without limiting the generality of the foregoing, GeoNova will not, and will not permit any of its Subsidiaries to,

        (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

        (ii) issue any shares or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor, or

        (iii) increase or decrease its paid-up capital, except as contemplated in the Proxy Circular;

        (c) GeoNova will not, and will not permit any of its Subsidiaries to, alter or amend its Charter Documents as the same exist at the date of this Agreement, except as contemplated in the Proxy Circular;

        (d) GeoNova will not, and will not permit any Subsidiary to, engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on GeoNova or the Merger, other than in the ordinary course of business, except for transactions with or between and obligations to wholly-owned Subsidiaries of GeoNova;

        (e) GeoNova will convene the appropriate special shareholders' meeting on a date mutually convenient to each of the Participating Corporations and will solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Merger and the other matters incidental to the Merger;

        (f) GeoNova will, in a timely and expeditious manner, file the Proxy Circular in all jurisdictions where it is required to be filed and mail the same to its shareholders in accordance with applicable law and in accordance with the Interim Order;

        (g) GeoNova will do all such other acts and things as may be necessary or required in order to give effect to the Merger and, without limiting the generality of the foregoing, GeoNova will use its best efforts to obtain

        (i) the approvals of the shareholders of GeoNova required for the implementation of the Merger,

        (ii)            the Final Order as provided in Section 4.04 hereof, and

        (iii) such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Merger, including those referred to in Section 5.01 hereof;

        (h) GeoNova will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the Effective Date;

        (i) GeoNova will not, nor will it authorize or permit any officer, director, employee, investment banker, attorney or other advisor or representative of GeoNova or any of its Subsidiaries to, enter into any agreement with any Person relating to the acquisition of any outstanding or unissued GeoNova Shares or any form of business combination or solicit or initiate any proposals or offers from any Person, entertain or enter into discussions or negotiations with or provide information relating to GeoNova or any of its Subsidiaries in connection with the acquisition or disposition of any securities of GeoNova or any of its Subsidiaries or any business combination, restructuring, refinancing, sale of any material assets or part thereof of GeoNova or any of its Subsidiaries or any take-over bid, reorganization, recapitalization, liquidation or winding-up of or other similar transaction involving GeoNova or any of its Subsidiaries provided that the foregoing shall not prevent the directors of GeoNova, to the extent required to satisfy their fiduciary obligations, as determined in good faith by them based on the opinion of outside counsel, from responding as required by law to an unsolicited proposal received from other Persons; and

        (j) take, and cause each of its Subsidiaries to take, all such action as may be required to maintain its interests in the property and assets owned or held by it or them and to comply with all applicable laws, rules, regulations and governmental orders and decrees relating to such property and assets.

SECTION 4.03    COVENANTS OF MSV

                MSV hereby covenants and agrees with GeoNova and Campbell as follows:

        (a) MSV and its Subsidiaries will carry on business in the ordinary course and will not enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement or in the Proxy Circular;

        (b) MSV will not, and will not permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in Section
3.03 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement or in the Proxy Circular, and, without limiting the generality of the foregoing, MSV will not, and will not permit any of its subsidiaries to,

        (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

        (ii) issue any shares or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor, or

        (iii) increase or decrease its paid-up capital, except as contemplated in the Proxy Circular;

        (c) MSV will not, and will not permit any of its Subsidiaries to, alter or amend its Charter Documents as the same exist at the date of this Agreement, except as contemplated in the Proxy Circular;

        (d) MSV will not, and will not permit any of its Subsidiaries to, engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on MSV or the Merger, other than in the ordinary course of business, except for transactions with or between and obligations to wholly-owned Subsidiaries of MSV;

        (e) MSV will convene the appropriate special shareholders' meeting on a date mutually convenient to each of the Participating Corporations and will solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Merger and the other matters incidental to the Merger and shall provide to its shareholders rights of dissent in accordance with the provisions of the CBCA to the same extent as if MSV were a corporation incorporated pursuant to the CBCA;

        (f) MSV will, in a timely and expeditious manner, file the Proxy Circular in all jurisdictions where it is required to be filed and mail the same to its shareholders in accordance with applicable law and in accordance with the Interim Order;

        (g) MSV will do all such other acts and things as may be necessary or required in order to give effect to the Merger and, without limiting the generality of the foregoing, MSV will use its best efforts to apply for and obtain

        (i) the approvals of the shareholders of MSV required for the implementation of the Merger,

        (ii)            the Final Order as provided in Section 4.04 hereof, and

        (iii) such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Merger, including those referred to in Section 5.01 hereof;

        (h) MSV will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the Effective Date;

        (i) MSV will not, nor will it authorize or permit any officer, director, employee, investment banker, attorney or other advisor or representative of MSV or any of its Subsidiaries to, enter into any agreement with any Person relating to the acquisition of any outstanding or unissued MSV Shares or any form of business combination or solicit or initiate any proposals or offers from any Person, entertain or enter into discussions or negotiations with or provide information relating to MSV or any of its Subsidiaries in connection with the acquisition or disposition of any securities of MSV or any of its Subsidiaries or any business combination, restructuring, refinancing, sale of any material assets or part thereof of MSV or any of its Subsidiaries or any take-over bid, reorganization, recapitalization, liquidation or winding-up of or other similar transaction involving MSV or any of its Subsidiaries provided that the foregoing shall not prevent the directors of MSV, to the extent required to satisfy their fiduciary obligations, as determined in good faith by them based on the opinion of outside counsel, from responding as required by law to an unsolicited proposal received from other Persons;

        (j) take and cause its Subsidiaries to take all such action as may be required to maintain its interests in the property and assets owned or held by it or them and to comply with all applicable laws, rules, regulations and governmental orders and decrees relating to such property and assets.

SECTION 4.04    INTERIM ORDER AND FINAL ORDER

                The Participating Corporations covenant and agree to apply to and to use their best efforts to obtain from the Court pursuant to the CBCA and the Quebec Act the Interim Order providing for, among other things, the calling and holding of the Meetings for the purpose of considering and, if deemed advisable, approving the Merger. If the approval as set forth in the Interim Order is obtained, the Participating Corporations will thereafter jointly take the necessary steps to apply for the Final Order in such fashion as the Court may direct. As soon as practicable after receipt of the Final Order, and subject to compliance with any of the other conditions provided for in Article Five hereof and to the rights of termination in Article Six hereof, Campbell and GeoNova shall file articles of arrangement pursuant to the CBCA and MSV shall file articles of amendment pursuant to the Quebec Act to give effect to the CBCA Arrangement and the Quebec Arrangement, respectively, concurrently on the Effective Date.

SECTION 4.05    CONSENTS AND NOTICES

                Promptly after the date hereof, each of Campbell, GeoNova and MSV will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required, or which the other party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. Each of Campbell, GeoNova and MSV will use reasonable efforts to obtain promptly all such authorizations, approvals and consents.

SECTION 4.06    DISSENT RIGHTS

                Each of the Participating Corporations shall grant its respective shareholders dissent rights with respect to the approval of the Merger in accordance with s.190 of the CBCA, or in the case of holders of MSV Shares, dissent rights as if s.190 of the CBCA applied to MSV.


                                   CONDITIONS

SECTION 5.01    MUTUAL CONDITIONS PRECEDENT

                The respective obligations of the Participating Corporations to complete the transactions contemplated by this Agreement to give effect to the Merger shall be subject to the satisfaction of the following conditions, paragraph (i) of which may be waived by either of the Participating Corporations in whole or in part without prejudice to the right of such Participating Corporation to rely on any other of them:

        (a) the Merger, with or without amendment, shall have been approved at the Meetings in accordance with the Interim Order and the Merger shall have otherwise been approved by the requisite majorities of the shares entitled or required to vote thereon as determined by the Court;

        (b) the reduction of the stated capital of the shares of Campbell and GeoNova as contemplated in the Proxy Circular shall have been approved at their respective Meetings;

        (c) the opinion of Griffiths McBurney & Partners as to the fairness of the Merger, from a financial point of view, to the shareholders of each of Campbell, GeoNova and MSV, respectively, shall have been delivered prior to the date of mailing of the Proxy Circular and such opinion shall not have been withdrawn as of the Effective Date;

        (d) the Final Order shall have been obtained in form and substance satisfactory to each of the Participating Corporations, acting reasonably;

        (e) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or desirable for the completion of the Merger shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

        (f) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Merger;

        (g) the Participating Corporations shall have received satisfactory opinions from Canadian and U.S. counsel in respect of such legal matters, if any, as they may reasonably request;

        (h) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the Participating Corporations;

        (i) holders of Campbell Shares, holders of GeoNova Shares and holders of MSV Shares holding, in the aggregate in each case, no greater than 5% of the outstanding Campbell Shares, the GeoNova Shares and the MSV Shares, respectively, shall have exercised the right to dissent to the Merger;

        (j)     this Agreement shall not have been terminated under Article Six;
and

        (k) the CBCA Arrangement and the Quebec Arrangement are both to occur on the Effective Date.

SECTION 5.02    CONDITIONS TO OBLIGATIONS OF EACH PARTY

                The obligation of each of the Participating Corporations to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by each such Participating Corporation without prejudice to its right to rely on any other condition in favour of such Participating Corporation, that the covenants of the other Participating Corporations hereto to be performed on or before the Effective Date pursuant to the provisions of this Agreement shall have been duly performed and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other Participating Corporations shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, such time and each Participating Corporation shall have received a certificate, dated the Effective Date, of a senior officer of the other Participating Corporation confirming the same.

SECTION 5.03    MERGER OF CONDITIONS

                The conditions set out in Section 5.01 and Section 5.02 shall be conclusively deemed to have been satisfied, waived or released on the filing by Campbell and GeoNova of articles of arrangement under the CBCA with respect to the CBCA Arrangement and the filing of the articles of amendment by MSV under the Quebec Act with respect to the Quebec Arrangement.


                            AMENDMENT AND TERMINATION

SECTION 6.01    AMENDMENT

                This Agreement may, at any time and from time to time before and after the holding of the Meetings, but not later than the Effective Date, be amended by written agreement of the Participating Corporations without, subject to applicable law, further notice to or authorization on the part of the shareholders of the Participating Corporations. Without limiting the generality of the foregoing, any such amendment may:

        (a) change the time for the performance of any of the obligations or acts of the Participating Corporations;

        (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or

        (c) waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of the Participating Corporations;

provided that, notwithstanding the foregoing, the terms of Article Two of the CBCA Arrangement, Article Two of the Quebec Arrangement and Section 5.01 of this Agreement shall not be materially amended without the approval of the shareholders of the Participating Corporations given in the same manner as required for the approval of the Merger or as may be ordered by the Court. This Agreement, the CBCA Arrangement and the Quebec Arrangement may be amended in accordance with the Final Order, but in the event that the terms of the Final Order require any such amendment, the rights of the Participating Corporations under Section 5.01, Section 5.02, Section 6.02 and Article Seven hereof shall remain unaffected.

SECTION 6.02    RIGHTS OF TERMINATION

                If any of the conditions contained in Section 5.01 or Section
5.02 shall not be fulfilled or performed or, where applicable, waived on or before the Effective Date, any of the Participating Corporations may terminate this Agreement by notice to the other Participating Corporations. In the event this Agreement is terminated as aforesaid, the party terminating this Agreement shall be released from all obligations under this Agreement, all rights of specific performance by any of the parties shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; provided that if such party can show that the other party could reasonably have performed such condition or conditions then the other party shall not be released from its obligations hereunder.

SECTION 6.03    NOTICE OF UNFULFILLED CONDITIONS

                If any of the Participating Corporations shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Merger or any of the transactions contemplated hereby because of any unfulfilled or unperformed condition precedent contained in this Agreement on the part of any other Participating Corporation to be fulfilled or performed, such Participating Corporation shall so notify the other Participating Corporation forthwith upon making such determination in order that the Participating Corporation shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition precedent within a reasonable period of time, but in no event later than June 30, 2001.

SECTION 6.04    MUTUAL TERMINATION

                This Agreement may, at any time before or after the holding of the Meetings, but no later than the Effective Date, be terminated by unanimous agreement of the boards of directors of the Participating Corporations without further action on the part of their respective shareholders and if the Effective Date does not occur on or before June 30, 2001 each of the Participating Corporations may unilaterally terminate this Agreement without further action on the part of its shareholders, which termination will be effective upon a resolution to that effect being passed by the applicable board of directors and notice thereof being given to the other Participating Corporations.


                                 INDEMNIFICATION

SECTION 7.01   INDEMNIFICATION

                Each Participating Corporation (the "Indemnifying Party") undertakes with each other Participating Corporation (an "Indemnified Party") to indemnify and hold harmless the Indemnified Party from and against all losses, claims, damages, liabilities, actions or demands including, without limiting the generality of the foregoing, amounts paid in any settlement approved by the Indemnifying Party of any action, suit, proceeding or claim but excluding lost profits and consequential damages, to which each such Indemnified Party may become subject insofar as such losses, claims, damages, liabilities, actions or demands arise out of or are based upon any breach of a representation, warranty, covenant or obligation of the Indemnifying Party contained in this Agreement or any certificate or notice delivered by it in connection herewith, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by each such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action or demand.

SECTION 7.02    DEFENCE

                Promptly after receipt by an Indemnified Party of notice of a possible action, suit, proceeding or claim referred to in Section 7.01 hereof, such Indemnified Party, if a claim in respect thereof is to be made against the Indemnifying Party under such section, shall provide the Indemnifying Party with written particulars thereof; provided that failure to so provide the Indemnifying Party with such particulars shall not relieve such Indemnifying

Party from any liability which it might have on account of the indemnity provided for in this Article Seven except insofar as such failure shall prejudice such Indemnifying Party. The Indemnified Party shall also provide to the Indemnifying Party copies of all relevant documentation and, unless the Indemnifying Party assumes the defence thereof, shall keep such Indemnifying Party advised of the progress thereof and will discuss with the Indemnifying Party all significant actions proposed. An Indemnifying Party shall be entitled, at its own expense, to participate in and, to the extent that it may wish, to assume the defence of any such action, suit, proceeding or claim but such defence shall be conducted by counsel of good standing approved by the Indemnified Party, such approval not to be unreasonably withheld. Upon the Indemnifying Party notifying the Indemnified Party of its election so to assume the defence and retaining such counsel, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by it in connection with such defence other than for reasonable costs of investigation. If such defence is assumed by the Indemnifying Party, it shall, throughout the course thereof, provide copies of all relevant documentation to the Indemnified Party, keep such Indemnified Party advised of the progress thereof and shall discuss with the Indemnified Party all significant actions proposed. No Indemnifying Party shall enter into any settlement without the consent of the Indemnified Party, but such consent shall not be unreasonably withheld. If such defence is not assumed by the Indemnifying Party, the Indemnifying Party shall not be liable for any settlement made without its consent, but such consent shall not be unreasonably withheld. Notwithstanding the foregoing, an Indemnified Party shall have the right, at the Indemnifying Party's expense, to employ counsel of its own choice in respect of the defence of any such action, suit, proceeding or claim if: (a) the employment of such counsel has been authorized by the Indemnifying Party in connection with such defence; or (b) counsel retained by the Indemnifying Party or the Indemnified Party shall have advised the Indemnified Party that there may be legal defences available to it which are different from or in addition to those available to the Indemnifying Party (in which event and to that extent, the Indemnifying Party shall not have the right to assume or direct the defence on behalf of the Indemnified Party) or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party; or (c) the Indemnifying Party shall not have assumed such defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding or claim.

SECTION 7.03    TERM

                The obligations of each of the Participating Corporations under this Article Seven shall terminate when the Merger is consummated, failing which they shall survive and continue with respect to all losses, claims, damages, liabilities, actions or demands, notice of which is given to the Indemnifying Party by the Indemnified Party on or before one year from the date hereof in compliance with Section 7.02 hereof.

SECTION 7.04    INVESTIGATION

                Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of the other party contained in this Agreement or any document or certificate given pursuant hereto.


                                     GENERAL

SECTION 8.01    NOTICES

                All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally in each case addressed:

        (a)     in the case of Campbell:

                BCE Place
                161 Bay Street
                Suite 3750
                Toronto, Ontario
                M5J 2S1

                Attention:        Lorna D. MacGillivray

        (b)     in the case of GeoNova:

                1155 University Street
                Suite 1405
                Montreal, Quebec
                H3B 3A7

                Attention:        Michel Lusignan

        (c)     in the case of MSV:

                1155 University Street
                Suite 1405
                Montreal, Quebec
                H3B 3A7

                Attention:        Michel Lusignan


SECTION 8.02    ASSIGNMENT

                No Participating Corporation may assign its rights or obligations under this Agreement or the Merger without the prior written consent of each other Participating Corporation.

SECTION 8.03    BINDING EFFECT

                This Agreement and the Merger shall be binding upon and shall enure to the benefit of the Participating Corporations and their respective successors and permitted assigns.

SECTION 8.04    WAIVER

                Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing and executed by the Participating Corporation granting such waiver or release. Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 6.01 hereof.

SECTION 8.05    GOVERNING LAW

                This Agreement shall be governed by and be construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

SECTION 8.06    COUNTERPARTS

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

SECTION 8.07    ENTIRE AGREEMENT

                This Agreement, together with the agreements and other documents herein or therein referred to, constitutes the entire agreement between the Participating Corporations pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Participating Corporations with respect to the subject matter hereof.

SECTION 8.08    EXPENSES

                All expenses incurred in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby shall be paid by the Participating Corporation incurring such expenses, except that expenses incurred in connection with the preparation of the Proxy Circular shall be paid by the Participating Corporations on an equal basis. The provisions of this Section shall survive the termination of this Agreement.

SECTION 8.09    TIME OF ESSENCE

                Time is of the essence of this Agreement.

                IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereinbefore written.

                                           CAMPBELL RESOURCES INC.


                                Per:       /s/ James C. McCartney
                                           -------------------------------------
                                                                             c/s


                                           GEONOVA EXPLORATIONS INC.


                                Per:       /s/ Andre Y. Fortier
                                           -------------------------------------
                                                                             c/s


                                           MSV RESOURCES INC.


                                Per:       /s/ Andre Y. Fortier
                                           -------------------------------------
                                                                             c/s

                                    EXHIBIT 1

                             TO THE MERGER AGREEMENT
                             DATED AS OF MAY 7, 2001
                        BETWEEN CAMPBELL RESOURCES INC.,
                GEONOVA EXPLORATIONS INC. AND MSV RESOURCES INC.

                      PLAN OF ARRANGEMENT UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                  ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.01    DEFINITIONS

                In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

        (a)     "Campbell" means Campbell Resources Inc.;

        (b) "Campbell Shares" means the common shares which Campbell is authorized to issue, as the same are constituted on the date hereof;

        (c) "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, or its successor, as amended from time to time.

        (d)     "Depositary" means Computershare Trust Company of Canada;

        (e) "Effective Date" means the concurrent date set forth in the certificate of arrangement issued by the Director under the CBCA to each of the Participating Corporations giving effect to this Plan of Arrangement and on the certificate of amendment issued by the Inspector General of Financial Institutions under the Quebec Act giving effect to the Quebec Arrangement;

        (f)     "Effective Time" means 12:01 a.m. on the Effective Date;

        (g)     "GeoNova" means GeoNova Explorations Inc.;

        (h) "GeoNova Shares" means the common shares which GeoNova is authorized to issue, as the same are constituted on the date hereof;

        (i) "GeoNova Transaction Options" means the obligations of GeoNova to issue up to 14,666,667 GeoNova Shares in connection with the Bachelor Lake transaction described under the heading "Bachelor Lake Property" and in connection with the flow-through financing described under the heading "Material Contracts" in the section entitled "Information Concerning GeoNova" in the Proxy Circular;

        (j) "Merger" means the transactions contemplated by the Merger Agreement to effect the merger of Campbell, GeoNova and MSV by means of this Plan of Arrangement and the Quebec Arrangement;

        (k) "Merger Agreement" means the Merger agreement dated as of May 7, 2001 between the Participating Corporations and MSV to which this Plan of Arrangement is attached as Exhibit 1;

        (l)     "MSV" means MSV Resources Inc.;

        (m) "Participating Corporations" means Campbell and GeoNova collectively;

        (n) "Proxy Circular" means the joint management proxy circular of Campbell, GeoNova and MSV relating to the Merger dated as of May 10, 2001;

        (o) "Quebec Arrangement" means the plan of arrangement between MSV and its shareholders attached as Exhibit II to the Merger Agreement;

        (p)     "Repadre" means Repadre Capital Corporation; and

        (q) "Repadre Royalty" means the net smelter royalty payable to Repadre by Campbell in connection with production from the Joe Mann Mine as described under "Business of Campbell - Net Smelter Royalty" in the Proxy Circular.

SECTION 1.02    INTERPRETATION NOT AFFECTED BY HEADINGS

                The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof', "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.03    NUMBER AND GENDER

                Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

SECTION 1.04    MEANING

                Words and phrases used herein and defined in the CBCA shall have the same meaning herein as in the CBCA unless the context otherwise requires.


                                  ARTICLE TWO
                               PLAN OF ARRANGEMENT

SECTION 2.01    ARRANGEMENT

                This Plan of Arrangement for Campbell and GeoNova is made in accordance with Section 192 of the CBCA and pursuant to the provisions of the Merger Agreement.

SECTION 2.02    EFFECTIVE TIME

                This Plan of Arrangement shall be effective, and all of the transactions contemplated in this Article Two shall occur simultaneously, at the Effective Time.

SECTION 2.03    SHARE EXCHANGES AND RESERVATIONS

        (a) Subject to Section 3.02 hereof, the holders of GeoNova Shares exchange their shares for Campbell Shares on the basis of one Campbell Share for every 10 GeoNova Shares.

        (b) Subject to Section 3.02 hereof, up to 1,466,667 Campbell Shares are reserved for issue to the holders of GeoNova Transaction Options in exchange for the GeoNova Shares that would otherwise be issued pursuant to the GeoNova Transaction Options on the basis of one Campbell Share for every 10 such GeoNova Shares;

        (c) 800,000 Campbell Shares are issued to Repadre in exchange for the reduction of the Repadre Royalty; and

        (d) the number of Campbell Shares reserved for issue under its Employee Incentive Plan and Directors' Stock Option Plan is increased by 1,024,000 and 500,000 respectively.

SECTION 2.04    CHANGE OF HEAD OFFICE

                The location of the registered office of Campbell is changed to Montreal, Quebec.

                                 ARTICLE THREE

                    SHARE CERTIFICATES AND FRACTIONAL SHARES

SECTION 3.01    SHARE CERTIFICATES

                Certificates for the appropriate number of Campbell Shares will be issued to former holders of GeoNova Shares and MSV Shares in accordance with the provisions of Section 2.03 hereof against deposit of the certificates representing the GeoNova Shares and MSV Shares, respectively, with the Depositary.

SECTION 3.02    FRACTIONAL SHARES

                No fractions of Campbell Shares will be issued in connection with any of the share exchanges contemplated in this Plan of Arrangement. Accordingly, the number of Campbell Shares to be issued to any holder on such exchange will be rounded down to the next lower whole number of Campbell Shares and such holder will not be entitled to any payment or other compensation in respect of any such fraction.

                                  ARTICLE FOUR

                                RIGHTS OF DISSENT

SECTION 4.01    RIGHTS OF DISSENT

                Holders of Campbell Shares and GeoNova Shares may exercise rights of dissent in respect of the Merger pursuant to and in the manner set forth in Section 190 of the CBCA.

                                   EXHIBIT II

                 TO THE MERGER AGREEMENT DATED AS OF MAY 7, 2001
           BETWEEN CAMPBELL RESOURCES INC., GEONOVA EXPLORATIONS INC.
                             AND MSV RESOURCES INC.

                             THE QUEBEC ARRANGEMENT

                               ARRANGEMENT BY-LAW

By-Law No. 2001-2 relating to the Arrangement proposed by MSV Resources Inc. ("Company") pursuant to section 49 and 123.107 of the Companies Act (Quebec).

                                  ARTICLE ONE
                                 INTERPRETATION

SECTION 1.01    INTERPRETATION

        (a) "Articles of Amendment" means the Articles of Amendment of the Company in respect of the Arrangement annexed hereto as Schedule "A".

        (b)     "Campbell" means Campbell Resources Inc.

        (c)     "GeoNova" means GeoNova Explorations Inc.

        (d)     "MSV" means MSV Resources Inc."

        (e) "Effective Date" means the date shown on the Certificate of Amendment to be issued by the Inspector General of Financial Institutions pursuant to section 123.107 of the Companies Act (Quebec) in respect of the Articles of Amendment and the Arrangement as set forth in By-Law No. 2001-2.

        (f)     "Effective Time" means 12:01 a.m. on the Effective Date;

        (g) "Information Circular" means the joint management proxy circular dated May 10, 2001 in respect of the annual and special general meeting of the Shareholders and shareholder meetings of Campbell and GeoNova to be held on Wednesday, June 13, 2001 convened to approve this Arrangement.

        (h) "Merger Agreement" means that the agreement made as of May 7, 2001 between Campbell, GeoNova and the Company.

        (i) "MSV Transaction Options" means those contractual rights to acquire MSV Shares described under the headings "Background of MSV", "Copper Rand 5000 Project Financing" and "Secondary Financing" in the section entitled "Information Concerning MSV" in the Proxy Circular.

        (j) "MSV Shares" means common shares in the share capital of the Company.

        (k)     "Shareholder" means a registered holder of MSV Shares.

                                  ARTICLE TWO
                                THE ARRANGEMENT

SECTION 2.01      THE ARRANGEMENT

        (a) The Articles of Incorporation of the Company shall be amended as set forth in Schedule A hereto to permit the exchange of MSV Shares for Campbell Shares as described in section 2.01(b) below.

        (b) All MSV Shareholders will exchange with Campbell all of their MSV Shares for Campbell Shares on the basis of one Campbell Share for every 4.1 MSV Shares.

        (c) The holders of MSV Transaction Options will be entitled to receive Campbell Shares in lieu of MSV Shares on the basis of one Campbell Share for every 4.1 MSV Shares.

                                 ARTICLE THREE
                                 EFFECTIVE DATE

SECTION 3.01    EFFECTIVE DATE

        (a) This Arrangement will come into force and effect on the Effective Date.

        (b) The provisions of Article Two of this Arrangement will be deemed to take effect on the Effective Date in the consecutive order of the sections set out in Article Two and each section will be deemed to be completed prior to the commencement of the provisions of the next section.

                                  ARTICLE FOUR
                                  CERTIFICATES

SECTION 4.01    CERTIFICATES

        (a) As soon as practicable following the Effective Date, upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Date represented one or more MSV Shares, the holder of such surrendered certificate will be entitled to receive a certificate representing that number of Campbell Shares which such holder has the right to receive pursuant to the Arrangement.

        (b) No fractional Campbell Shares will be issued in exchange for MSV Shares. The number of Campbell Shares to be issued will be rounded down to the next lower whole number of Campbell Shares and no holder of MSV Shares shall be entitled to any payment or other compensation in respect of such fractions.

                                  ARTICLE FIVE
                            OTHER PROVISIONS BETWEEN
                            CAMPBELL AND THE COMPANY

SECTION 5.01    OTHER PROVISIONS BETWEEN CAMPBELL AND THE COMPANY

        (a) Notwithstanding that this By-Law has been confirmed by Shareholders of the Company or that this Arrangement has been sanctioned by the Superior Court of Quebec, the directors of the Company are hereby authorized and empowered to not proceed with this Arrangement at any time prior to the issue of a certificate of amendment giving effect to this Arrangement, without the further approval of the Shareholders, but only if the Merger Agreement is terminated in accordance with its terms.

        (b) Each director of the Company is hereby authorized, acting for, in the name of and on behalf of the Company, to execute and to deliver articles of amendment, and such other documents as are necessary or desirable, to the Inspector General of Financial Institutions under the Companies Act (Quebec) for filing, to give effect to this By-Law.

        (c) Each officer and director of the Company is hereby authorized, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such officer or director determines to be necessary or desirable in order to carry out the intent of the foregoing sections of this By-Law and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                      SCHEDULE A TO THE ARRANGEMENT BY-LAW

The Articles of the Company are amended as follows by adding the following provisions:

SPECIAL PROVISIONS

1. To confirm the arrangement set out in By-Law No. 2001-2 which is attached hereto.

2.      (a)     for purposes of paragraphs (b), (c) and (d) below:

                (i) "Arrangement" means the Arrangement described in By-Law No. 2001-2 of the Company.

                (ii) "Effective Date" means the date shown on the Certificate of Amendment to be issued by the Inspector General of Financial Institutions pursuant to section 123.109 of the Companies Act (Quebec) in respect of the Arrangement and these Articles of Amendment;

                (iii) "Information Circular" means the joint management proxy circular dated May 10, 2001 in respect of the special and general meeting of the Shareholders to be held on Wednesday, June 13, 2001 to approve the Arrangement;

                (iv) "Merger Agreement" means that certain merger agreement dated May 7, 2001 between Campbell, GeoNova Explorations Inc. and the Company;

                (v) "Campbell Shares" means the common shares in the share capital of Campbell;

                (vi)    "Campbell" means Campbell Resources Inc;

                (vii) "MSV Shares" means the common shares in the capital of the Company;

        (b) The MSV Shares shall be exchangeable for Campbell Shares on the basis of 4.1 MSV Shares for each Campbell Share provided that no fractional Campbell Shares will be issued on such exchange but rather the number of Campbell Shares to be issued will be rounded down to the next lower whole number of Campbell Shares and no holder of MSV Shares shall be entitled to any payment or other compensation in respect of such fractions.

        (b) All Shareholders shall exchange all of their MSV Shares for Campbell Shares on the basis of 4.1 MSV Shares for each Campbell Share as contemplated in section 2.01(b) of By-Law No. 2001-2, the whole as contemplated in By-Law 2001-2.

        (c) The provisions hereof shall be deemed to take effect on the Effective Date in the consecutive order of the paragraphs set forth above and each paragraph shall be deemed to be completed prior to the provisions of the next paragraph taking effect.